EXHIBIT 10.10

                          AMENDMENT NUMBER THREE TO
                         LOAN AND SECURITY AGREEMENT



          This AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of May 18, 1994, by and between Foothill Capital Corporation, a California corporation ("Foothill") and Robertson-Ceco Corporation, a Delaware corporation ("Borrower"), with reference to the following facts:

     A. Foothill and Borrower heretofore have entered into that certain Loan and Security Agreement, dated as of April 12, 1993 (the "Original Agreement"), as amended by that certain Amendment Number One To Loan And Security Agreement, dated as of April 30, 1993 and that certain Amendment Number Two To Loan And Security Agreement, dated as of April 20, 1994 (the Original Agreement, as so amended and as heretofore modified or supplemented from time to time, hereinafter is referred to as the "Agreement");

     B. Borrower has requested Foothill to amend further the Agreement to, among other things, modify the interest and fees payable by Borrower in respect of the Loan Agreement, fix the Maximum Amount at $45,000,000 for the term of the Loan Agreement, and extend the Maturity Date, as set forth in this Amendment;

     C. Foothill is willing to so amend the Agreement in accordance with the terms and conditions hereof; and

     D. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.

          NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, Foothill and Borrower hereby agree as follows:

          1.   Amendments to the Agreement.

               a.   The definition of "ACSTAR Intercreditor Agreement" in
Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "ACSTAR Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of November 18, 1993, as amended by that certain Amendment to Intercreditor Agreement, dated as of April 17, 1994, and as may be amended, restated, modified, or supplemented from time to time, between Foothill and ACSTAR Insurance Company.

               b. The definition of "Base Amount" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Base Amount" means an amount equal to, as of the Third Amendment Closing Date, Ten Million Dollars ($10,000,000), such amount to be reduced on the first day of each calendar month, commencing on the first day of the first calendar month commencing after the Third Amendment Closing Date, by One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($166,667) per month, until such amount equals zero.

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               c.   The definition of "Maturity Date" in Section 1.1 of
the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Maturity Date" means the date that is the day immediately before the fifth (5th) anniversary of the Third Amendment Closing Date.

               d. The definition of "Term Loan Note" in Section 1.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               "Term Loan Note" means that certain Amended and Restated Term Loan Note, substantially in the form of Exhibit T-1, in the original principal amount of Five Million Dollars ($5,000,000), issued by Borrower to the order of Foothill, evidencing the obligation of Borrower to repay the Term Loan.

               e. The following definitions in Section 1.1 of the Agreement hereby are deleted in their entirety: "Overline"; "Overline Extension"; "Overline Extension Fee"; and "Overline Period".

               f. Section 1.1 of the Agreement hereby is amended by adding the following new defined terms in alphabetical order:

               "Third Amendment" means that certain Amendment Number Three to Loan and Security Agreement, dated as of May 18, 1994, between Foothill and Borrower, whereby Foothill and Borrower further amend the Agreement to, among other things, modify the interest and fees payable by Borrower in respect of the Loan Agreement, fix the Maximum Amount at $45,000,000 for the term of the Loan Agreement, and extend the Maturity Date.

               "Third Amendment Closing Date" means May 18, 1994.

               "Third Amendment Closing Fee" has the meaning set forth in
     Section 2.8(a).

               g. Section 2.1 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

          2.1 Revolving Advances. Subject to the terms and conditions of this Agreement, and so long as no Event of Default has occurred and is continuing, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the Borrowing Base less the undrawn or unreimbursed amount of L/Cs and L/C Guarantees outstanding hereunder. Anything to the contrary in the definition of Borrowing Base, the definition of Eligible Accounts Availability Component or the definition of Eligible Inventory Availability Component notwithstanding, Foothill may reduce its advance rates based upon Eligible Accounts and Eligible Inventory without declaring an Event of Default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of (x) Foothill's security interests in the Collateral or the Canada Collateral or (y) Foothill's liens on the Real Property.

               Foothill shall have no obligation to make advances hereunder to the extent they would cause the outstanding Obligations to exceed the lesser of: (i) the Maximum Amount (as defined below), or (ii) the Maximum Foothill Amount plus the Syndicated Amount. As used herein, "Maximum Amount" means an amount equal to Forty Five Million Dollars ($45,000,000).

               Foothill is authorized to make advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower or, without instructions, if in Foothill's discretion such advances are necessary to meet Obligations. Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section
     2.1 may be repaid and, so long as no Event of Default has occurred and is continuing, reborrowed at any time during the term of this Agreement.

               h. Subsection (a) of Section 2.2 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

                    (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue standby letters of credit for the account of Borrower (each an "L/C") or to issue standby letters of credit or guarantees of payment (each such letter of credit or guaranty, an "L/C Guaranty") with respect to commercial or standby letters of credit issued by another Person for the account of Borrower in an aggregate face amount not to exceed the lesser of: (i) the Borrowing Base less the amount of outstanding revolving advances pursuant to
     Section 2.1, and (ii) Thirty-Two Million Dollars ($32,000,000).
     Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by other financial institutions of L/Cs that are to be the subject of L/C Guarantees and that certain of such L/Cs may be outstanding on the Closing Date. Each such L/C (including those that are the subject of L/C Guarantees) shall have an expiry date no later than thirty (30) days prior to the date on which this Agreement is scheduled to terminate under Section 3.5 and all such L/Cs and L/C Guarantees shall be in form and substance acceptable to Foothill in its sole discretion. Foothill shall not have any obligation to issue L/Cs or L/C Guarantees to the extent that the face amount of all outstanding L/Cs and L/C Guarantees, plus the amount of revolving advances outstanding pursuant to Section 2.1, would exceed the lesser of: (i) the Maximum Amount, or (ii) the Maximum Foothill Amount plus the Syndicated Amount. The L/Cs and the L/C Guarantees issued under this
     Section 2.2 shall be used by Borrower, consistent with this Agreement, for its general working capital purposes or other business obligations. If Foothill is obligated to advance funds under an L/C or L/C Guaranty, the amount so advanced immediately shall be deemed to be an advance made by Foothill to Borrower pursuant to Section 2.1 and, thereafter, shall bear interest on the terms and conditions provided in Section 2.5.

               i. Subsection (d) of Section 2.2 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

                    (d) Any and all service charges, commissions, fees and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and shall be immediately reimbursable by Borrower to Foothill. On the first day of each month, Borrower will pay Foothill a fee equal to two and one-half percent (2.5%) per annum times the average Daily Balance of the L/Cs and L/C Guarantees that were outstanding during the immediately preceding month, such fee to be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Service charges, commissions, fees and costs may be charged to Borrower's loan account at the time the service is rendered or the cost is incurred.

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               j.   Subsections (a) and (b) of Section 2.5 of the
Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

                    (a) Interest Rate. All Obligations, except for undrawn L/Cs and L/C Guarantees and those evidenced by the Term Loan Note, shall bear interest, on the average Daily Balance, at a rate equal to the higher of: (i) three (3.0) percentage points above the Reference Rate, or (ii) nine percent (9%) per annum. The Term Loan Amount, together with accrued and unpaid interest thereon, shall bear interest as follows: (i) fifty percent (50%) of the Term Loan Amount, together with accrued and unpaid interest thereto, shall bear interest at a rate equal to twenty four (24.0) percentage points in excess of the Reference Rate; and (ii) fifty percent (50%) of the Term Loan Amount, together with accrued and unpaid interest thereto, shall bear interest at a rate equal to three (3.0) percentage points in excess of the Reference Rate.

                    (b) Default Rate. All Obligations, except for undrawn L/Cs and L/C Guarantees and those evidenced by the Term Loan Note, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to the higher of:
     (i) seven (7.0) percentage points above the Reference Rate, or (ii) thirteen percent (13%) per annum. The Term Loan Amount, together with accrued and unpaid interest thereon, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, as follows: (i) fifty percent (50%) of the Term Loan Amount, together with accrued and unpaid interest thereto, shall bear interest at a rate equal to twenty eight (28.0) percentage points in excess of the Reference Rate; and (ii) fifty percent (50%) of the Term Loan Amount, together with accrued and unpaid interest thereto, shall bear interest at a rate equal to seven (7.0) percentage points in excess of the Reference Rate. From and after the occurrence and during the continuance of an Event of Default, Foothill shall be entitled to charge Borrower a fee on the L/C Amount equal to six and one-half percent (6.5%) per annum times the average Daily Balance of the L/C Amount during the immediately preceding calendar month, such fee to be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

               k. Section 2.8 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               2.8 Additional Compensation. Borrower shall pay to Foothill the following:

                    (a) Third Amendment Closing Fee. A one time closing fee (the "Third Amendment Closing Fee") of Two Hundred Seventy-Five Thousand Dollars ($275,000) which is due and payable by Borrower to Foothill on the Third Amendment Closing Date and non-refundable when paid. Two Hundred Fifty Thousand Dollars of the Third Amendment Closing Fee was fully-earned as of April 1, 1994 and the balance thereof shall be fully earned on the Third Amendment Closing Date.

                    (b) Unused Line Fee. On the first day of each month during the term of this Agreement, commencing with the first day of the first month after the Third Amendment Closing Date, a fee in an amount equal to one-half percent (0.5%) per annum times sixty-one and eleven/hundredths percent (61.11%) of the Average Unused Portion of the Maximum Amount.

                    (c) Annual Facility Fee. On each anniversary of the Third Amendment Closing Date, a fee in an amount equal to Two Hundred Seventy-Five Thousand Dollars ($275,000), such fee to be fully earned on each such anniversary.


                    (d)  Financial Examination, Documentation, and
     Appraisal Fees. Foothill's customary fee of Five Hundred Dollars ($500) per day per examiner, plus out-of-pocket expenses for each financial analysis and examination of Borrower performed by Foothill or its agents; Foothill's customary appraisal fee of Seven Hundred Fifty Dollars ($750) per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by Foothill or its agents; and Foothill's customary fee of One Thousand Dollars ($1,000) per year for its loan documentation review; and

                    (e) Servicing Fee. On the first day of each calendar month after the Closing Date for so long as any Obligations are outstanding, a servicing fee in an amount equal to Four Thousand Dollars ($4,000) per month.

               l. Section 3.5 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

               3.5 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the Maturity Date. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence of an Event of Default.

               m. Subsection (c) of Section 3.7 of the Agreement hereby is deleted in its entirety and the following hereby is substituted in lieu thereof:

                    (c) The provisions of Section 3.5 that provide for the termination of this Agreement on the Maturity Date notwithstanding, Borrower has the option, upon ninety (90) days prior written notice to Foothill, but not prior to the date of the satisfaction of the condition subsequent in Section 3.4(a) hereof, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including any contingent reimbursement obligations of Foothill under L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") equal to: if such prepayment is made prior to the first anniversary of the Third Amendment Closing Date, Five Hundred Thousand Dollars ($500,000); if such prepayment is made on or after such first anniversary and prior to the third anniversary of the Third Amendment Closing Date, Three Hundred Thousand Dollars ($300,000); and if such prepayment is made on or after such third anniversary, Two Hundred Thousand Dollars ($200,000); provided, however, that no Early Termination Premium shall be required to be paid in connection with a termination that occurs within the sixty
     (60) day period immediately preceding the Maturity Date.

          2. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

          3. Conditions Precedent to Amendment. The satisfaction of each of the following on or before, unless otherwise specified below, the Third Amendment Closing Date shall constitute conditions precedent to the effectiveness of this Amendment:

               a.   Foothill shall have received the Third Amendment
Closing Fee;

               b.   Foothill shall have received an opinion of Canada
Sub's counsel in connection with the Second Amendment in form and substance satisfactory to Foothill in its sole discretion;

               c. Foothill shall have received the following, each duly executed and delivered by an authorized official of each party (other than Foothill) thereto:

                    (1) the reaffirmation and consent of each of Meyerland Co., Ceco-San Antonio Co., M C Durham Co., and Canada Sub attached hereto as Exhibit A;

                    (2) the new Term Loan Note, in the form of that attached hereto as Exhibit T-1;

                    (3) amendments to such Loan Documents as Foothill may require, in each case, in form and substance satisfactory to Foothill;

               d. Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

               e. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

               f. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

               g. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates;

               h. Neither the Collateral nor the Canada Collateral shall have declined materially in value from the values set forth in the most recent appraisals or field examinations previously done by Foothill; and

               i. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

          4. Condition Concurrent to Amendment. The execution and delivery of a Participation Agreement between Foothill and LaSalle National Bank, in form and substance satisfactory to Foothill, whereby LaSalle agrees to become a Participant in an amount not less than Ten Million Dollars ($10,000,000), shall be a condition concurrent to the Amendment.

          5. Condition Subsequent to Amendment. The following shall be a condition subsequent to the Amendment and the failure to satisfy the same shall constitute an Event of Default: Foothill shall receive, within sixty
(60) days after the Second Amendment Closing Date, (i) from a title company reasonably satisfactory to Foothill, such endorsements to title policies as Foothill may require, including endorsements to afford Foothill protection for any loss of priority of its liens on the Real Property resulting from the increase in the "Maximum Amount" from Thirty-Five Million Dollars ($35,000,000) to Forty-Five Million Dollars ($45,000,000); and (ii) from Borrower or the other mortgagors of the Mortgages, such amendments to the Mortgages as Foothill may require, each duly executed and delivered and in form and substance satisfactory to Foothill.

          6. Effect on Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Agreement, as in effect prior to the date hereof.

          7. Further Assurances. Borrower shall, and shall cause each of Canada Sub, Meyerland Co., Ceco-San Antonio Co., and M C Durham Co. to, execute and deliver promptly all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and promptly take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral, the Canada Collateral, and the Real Property and to fully consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

          8.   Miscellaneous.

               a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               c. Upon the effectiveness of this Amendment, each reference in the Agreement or the Loan Documents to Exhibit T-1 to the Agreement shall mean and refer to Exhibit T-1 attached hereto.

               d. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

               e. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation


                              By____________________________

                              Title:________________________



                              ROBERTSON-CECO CORPORATION,
                              a Delaware corporation


                              By____________________________

                              Title:________________________